Exhibit 99.6

DISH NETWORK CORPORATION

FORM OF BENEFICIAL

HOLDER ELECTION FORM

FOR USE BY BENEFICIAL OWNERS WHO HOLD ELIGIBLE SECURITIES OF DISH NETWORK
CORPORATION THROUGH CUSTODIAN BANKS, BROKERS, DEALERS, OR OTHER NOMINEES—PLEASE
RETURN TO THE REGISTERED HOLDER OF YOUR ELIGIBLE SECURITIES

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the grant of transferable subscription rights (the “Subscription Rights”) to purchase shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of DISH Network Corporation, a Nevada company (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the prospectus supplement, dated November 22, 2019 (the “Prospectus Supplement” and, together with the accompanying prospectus, dated November 7, 2019, the “Prospectus”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m. Eastern Time on December 6, 2019, the last business day prior to the scheduled expiration date of the rights offering (which may be extended by the Company) or such other date as you may specify.

This will instruct you whether to exercise Subscription Rights to purchase shares of the Company’s Class A Common Stock distributed with respect to the Company’s Eligible Securities held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Class A Common Stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Class A Common Stock as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

Number of Shares of Class A Common Stock Subscribed For	Subscription Price per Share of Class A Common Stock	Total Payment Required
	x $33.52	= $

Box 3. ☐ Payment in the following amount is enclosed $ .

Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be deducted:	$
Signature(s) Please type or print name(s) below:

Date:                 , 2019